INDEMNITY AGREEMENT

THIS AGREEMENT is made between Ivan Zweig (“Zweig”) and IElement Corporation (the "Indemnitee").  This Agreement is being made in conjunction with that certain Stock Purchase Agreement by and among the Parties hereto whereby Zweig is purchasing from IElement Corporation all of the issued and outstanding capital stock of IElement, Inc., including all assets of IElement, Inc and is assuming the liabilities of IElement, Inc.

Zweig desires and intends hereby to provide indemnification (including advancement of expenses) against any and all liabilities not set forth on Exhibit “A” hereto asserted against Indemnitee to the fullest extent permitted by the General Corporation Law of the State of Nevada and further desires and intends that the terms of indemnification be reduced to contract.  For $20 and other good and value consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the premises and the covenants contained herein, the Zweig and Indemnitee do hereby covenant and agree as follows:

1.Indemnification.  Zweig shall indemnify Indemnitee as follows:

(a)Zweig shall indemnify Indemnitee when it is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of Zweig) brought against Indemnitee to collect upon any monetary liability which liability is not set forth on Exhibit “A” (the “excluded liabilities”), against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by it or on its behalf in connection with such action, suit or proceeding, which liability arose prior to December ___, 2007 or which arises due to actions or inactions prior to December __, 2007.  Liabilities and debts subject to this Indemnification Agreement shall be referred to as “Covered Liabilities”.

(b)Expenses incurred by Indemnitee in defending a civil action, suit or proceeding for the collection of a Covered Liability shall be paid by Zweig periodically (but no less often than quarterly) on receipt of a sworn statement of expenses averring that (i) it has reasonably incurred actual expenses in defending a civil action, suit or proceeding, and (ii) it undertakes to repay such amount if it is ultimately determined that it is not entitled to be indemnified by Zweig under this Agreement or otherwise.

(c)Without limiting the generality of the above indemnification, Zweig represents that as of the effective date of this  Indemnity Agreement, Indemnitee has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents").  As of their respective dates (except as they have been correctly amended), the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as they may have been properly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates (except as they have been properly amended), the financial statements of the Seller included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may ex-clude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Seller as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and set their seals effective as of the ___ day of December, 2007.

IVAN ZWEIG

By:

Its:

IELEMENT CORPORATION

By:
Name:
Title:

Exhibt A

The “Excluded Liabilities” are those liabilities shown in Exhibit A to the IElement Master Terms and Escrow Agreement under the terms of which the Stock Purchase Agreement referenced herein and this Indemnity Agreement become effective.